UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 26, 2008
Netezza Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33445	04-3527320

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Crossing Boulevard
Framingham, MA	01702

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 665-6800

(Former Name or Former Address, if Changed Since Last Report)
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE
EX-10.1 Fiscal 2009 Executive Officer Incentive Bonus Plan

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          One the key principles of the Compensation Committee of Netezza Corporation (the “Company”) in establishing compensation arrangements for executive officers of the Company is to tie a significant portion of executive compensation to the achievement by the Company of annual performance goals. To this end, on February 26, 2008 the Compensation Committee approved the Fiscal 2009 Executive Officer Incentive Bonus Plan (the “Plan”), a bonus plan for the Company’s executive officers covering the fiscal year ending January 31, 2009 (fiscal 2009).
          The principal elements of the Plan, which is similar to the Company’s Fiscal 2008 Executive Officer Incentive Bonus Plan, are as follows:
•	Each executive officer has been assigned a target bonus for Fiscal 2009. These target bonuses, expressed as a percentage of their annual base salary, are as follows:

Jit Saxena, Chief Executive Officer — 70%

Jim Baum, President — 60%

Pat Scannell, Chief Financial Officer — 60%

Ray Tacoma, Senior Vice President, Worldwide Sales — 110%

Patricia Cotter, Vice President, Worldwide Customer Support & Manufacturing — 30%

Mr. Tacoma’s target bonus, as a percentage of his base salary, is significantly larger than those of the other executive officers because the Compensation Committee believes his overall cash compensation should be based primarily on the Company’s sales performance.

•	For the executive officers other than Mr. Tacoma, 50% of their target bonus is based upon the Company’s attainment of a specified revenue target for fiscal 2009 and 50% of their target bonus is based upon the Company’s attainment of a specified adjusted operating income (excluding stock-based compensation expense) target for fiscal 2009. For Mr. Tacoma, $100,000 of his target bonus is based upon attainment of quarterly and annual revenue targets and $175,000 of his target bonus is based upon attainment of quarterly, year-to-date and annual bookings targets. The revenue, adjusted operating income and bookings targets used for purposes of the Plan were established prior to the commencement of fiscal 2009, and were set at levels that were designed to be challenging in that they require the Company to achieve significantly improved financial performance as compared to fiscal 2008, but would be attainable if the Company achieves financial performance that the Compensation Committee believes would represent a successful year.

•	No portion of the target bonus is payable unless the Company attains at least 80% of the revenue, adjusted operating income or bookings target on which that portion of the target bonus is based. In addition, the portion of Mr. Tacoma’s target bonus that is based on achievement of year-to-date bookings targets ($75,000) is not payable unless 100% of the target is attained. The amount of the revenue-based, operating income-based, and bookings-based bonuses is capped at 150% of the target bonus allocated to that metric, except that Mr. Tacoma’s year-to-date bookings target bonus is capped at its target amount ($75,000).
          The foregoing description of the Plan is qualified in its entirety by reference to the actual Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netezza Corporation
Date: March 3, 2008	By:	/s/ Patrick J. Scannell, Jr.
Patrick J. Scannell, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Fiscal 2009 Executive Officer Incentive Bonus Plan